Exhibit 10.1

FTD, INC.

SECOND AMENDMENT
TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 7, 2005 and entered into by and among FTD, Inc., a Delaware corporation (“Company”), the Guarantors (as defined in Section 5 hereof), the financial institutions listed on the signature pages hereof (“Lenders”) and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement, dated as of February 24, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Company, Lenders, UBS Securities LLC, as syndication agent, Wells Fargo Bank, N.A., as documentation agent and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to permit certain Capital Stock repurchases.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Subsection 7.5:  Restricted Junior Payments

A.                                    Subsection 7.5 of the Credit Agreement is hereby amended by adding at the end of clause (iii) thereof the following:

“and (e) for other repurchases of Capital Stock of Holdings in an aggregate amount not to exceed $30,000,000 on or after November 7, 2005 but on or before September 30, 2007; provided that after giving pro forma effect to any such Restricted Junior Payments and repurchases (A) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter immediately preceding the date of any such Restricted Junior Payment is less than 4.25:1.00 and (B) the excess of the aggregate Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments as of the date of any such Restricted Junior Payment is at least $20,000,000; provided further that, such repurchases are made with the proceeds of the applicable Restricted Junior Payments within three Business Days of the payment of such Restricted Junior Payments,”

A.                                    In addition, subsection 7.5 of the Credit Agreement is hereby further amended by deleting the word “and” at the end of clause (iii)(c) thereof.

Section 2.                                          CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A.                                    On or before the Second Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1.                                       Signature and incumbency certificates of its officers executing this Amendment ; and

2.                                       Copies of this Amendment executed by Company and Guarantors.

B.                                    On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C.                                    Company shall have paid to Administrative Agent the fees and expenses separately agreed to by Company and Administrative Agent in connection with this Amendment, including an amendment fee for the ratable benefit of each Lender that shall have executed this Amendment on or prior to 5:00 P.M. New York City time on November 4, 2005 (the “Consenting Lenders”) equal to 10 basis points multiplied by the sum of the aggregate principal amount of the outstanding Term Loans and Revolving Loan Commitments held by the Consenting Lenders.

D.                                    Administrative Agent and Requisite Lenders shall have executed and delivered copies of this Amendment to Administrative Agent.

E.                                      All fees and expenses incurred in connection with this Amendment or previously billed to Company and owing to Administrative Agent and Lenders pursuant to the Credit Agreement, including, without limitation, the fees and expenses of O’Melveny & Myers LLP, shall have been paid.

Section 3.                                          COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A.                                    Corporate Power and Authority.  Company and each Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the

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transactions contemplated by, and perform its obligations under, this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Agreement”), as applicable.

B.                                    Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Guarantor, as applicable.

C.                                    No Conflict.  The execution, delivery and performance by Company and each Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any Guarantor, the Organizational Documents of Company or any Guarantor or any order, judgment or decree of any court or other agency of government binding on Company or any Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any Guarantor, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any Guarantor (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any Guarantor.

D.                                    Governmental Consents.  The execution, delivery and performance by Company and each Guarantor of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.                                      Binding Obligation.  This Amendment has been duly executed and delivered by Company and each Guarantor and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company and each Guarantor, as applicable, enforceable against Company and each Guarantor, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.                                      Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.                                    Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

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Section 4.  MISCELLANEOUS

A.                                    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                     On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)                                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.                                    Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including a facsimile thereof) shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 5.   ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that any of the Guaranties and Collateral

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Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FTD, INC.

By:	/S/ MICHAEL SOENEN
Name:	Michael Soenen
Title:	President and Chief Executive Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly know as Credit Suisse First Boston, acting through its Cayman Islands Branch), individually and as Administrative Agent

By:	/S/ VANESSA GOMEZ
Name:	Vanessa Gomez
Title:	Vice President

By:	/S/ NUPUR KUMAR
Name:	Nupur Kumar
Title:	Associate

(Lenders signature pages omitted.)

GUARANTORS:

FTD GROUP, INC., as a Guarantor (for purposes of Section 5 hereof only)

/S/ MICHAEL SOENEN
Name:	Michael Soenen
Title:	President and Chief Executive Officer

FLORISTS’ TRANSWORLD DELIVERY, INC., as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Vice President, General Counsel

VALUE NETWORK SERVICE, INC., as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Secretary

FTD INTERNATIONAL CORPORATION, as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Secretary

FTD HOLDINGS, INCORPORATED, as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Secretary

FTD.COM, INC., as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Vice President, General Counsel

FLOWERS USA, INC., as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Secretary

RENAISSANCE GREETING CARDS, INC., as a Guarantor (for purposes of Section 5 hereof only)

By:	/S/ JON R. BURNEY
Name:	Jon R. Burney
Title:	Secretary